Exhibit 10.35

CORMEDIX INC.
Form of Stock Option Grant Notice
(2013 Stock Incentive Plan)

CorMedix, Inc. (the “Company”), pursuant to its 2013 Stock Incentive Plan (the “Plan”), hereby grants to Participant an option to purchase the number of shares of the Company’s Common Stock set forth below.  This option is subject to all of the terms and conditions as set forth herein and in the Award Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.  For the avoidance of doubt, this Grant Notice is considered part of the Award Agreement.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:                           ☐   Incentive Stock Option1                                                ☐  Non-Qualified Stock Option

Vesting Schedule:

Termination

Period:	The option may be exercised for up to ninety (90) days after the date on which Participant’s employment with or service to the Company terminates, except as otherwise provided in Sections 6 and 7 of the Award Agreement.

Payment:	The option may be exercised by one or a combination of the following checked items (described in the Award Agreement):

	☐	By cash or check
	☐	By delivery of already-owned shares
	☐	By payment through a broker-dealer sale and remittance procedure if the Shares are publically traded
	☐	By net exercise, if the Company has established procedures for net exercise2
	☐	By the following method designated by the Committee:

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Award Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Stock Grant Notice, the Award Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of options previously granted and delivered to Participant under the Plan.

1 If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year.  Any excess over $100,000 is a Non-Qualified Stock Option.
2 An Incentive Stock Option may not be exercised by a net exercise arrangement.

If the Company participates in an electronic incentive plan management system, Participant will not be entitled to any of the benefits under this Stock Option Grant Notice, the Award Agreement and the Plan unless and until Participant accepts the option grant through the electronic grant notification system maintained by or on behalf of the Company.  In such case, Participant agrees to access copies of the Plan on the Company’s intranet or on the website of the Company’s designated brokerage firm.  Paper copies are also available upon request to the Secretary of the Company at the Company’s corporate offices.  By accepting the option grant, Participant irrevocably agrees, and agree on behalf of Participant’s successor and permitted assigns, to all of the terms and conditions of the grant as set forth in this Stock Option Grant Notice, the Award Agreement and the Plan (as such may be amended from time to time).

CorMedix Inc.		Participant:

By:
	(Signature)	(Signature)
Title:		Date:
Date:

Attachments:  Award Agreement, 2013 Stock Incentive Plan and Notice of Exercise

ATTACHMENT I

AWARD AGREEMENT
(INCENTIVE STOCK OPTION OR NON-QUALIFIED STOCK OPTION)

1. Grant of Option.  CorMedix Inc., a Delaware corporation (the “Company”), hereby grants to the Participant named in the Stock Option Grant Notice (the “Participant”) an option (the “Option”) to purchase a total number of shares of Common Stock (the “Shares”) set forth in the Stock Option Grant Notice, at the exercise price per share set forth in the Stock Option Grant Notice (the “Exercise Price”), subject to the terms of this Award Agreement and the terms, definitions and provisions of the CorMedix Inc. 2013 Stock Incentive Plan (as amended, the “Plan”) adopted by the Company and incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement.  To the extent of any conflict between the terms of this Award Agreement and the Plan, the terms of the Plan shall control.  The Participant will not be entitled to any of the benefits under this Award Agreement unless and until the Participant accepts the Option grant either in writing or through the electronic grant notification system maintained by or on behalf of the Company, if any.  By accepting the Option grant, the Participant irrevocably agrees, and agrees on behalf of Participant’s successor and permitted assigns, to all of the terms and conditions of this Option as set forth in or pursuant to the Stock Option Grant Notice, this Award Agreement and the Plan.

If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code, or any successor provision.

2. Exercise of Option.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Stock Option Grant Notice, the terms of the Plan and as follows.

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Participant’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 5, 6 and 7 below, subject to the limitation contained in subsection 2(a)(iii).

(iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Stock Option Grant Notice.

(b) Method of Exercise.  The Option shall be exercisable in accordance with the terms of the Plan, during the Participant’s lifetime only by the Participant or by his or her guardian or legal representative, and after the Participant’s death only by the person or entity entitled to do so under Participant’s last will and testament or applicable intestate law.  The Option may be exercised only by the delivery to the Company of a written notice of such exercise, in a form acceptable to the Company, which notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the aggregate Exercise Price for such Shares.

3. Conditions.  Notwithstanding anything in this Award Agreement or the Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Option or the issuance of any Shares pursuant to any Option, require the recipient of the Option, as a condition to the receipt thereof or to the receipt of Shares issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Option or the Shares issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Option or the Shares issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Option, the issuance of Shares pursuant thereto or the removal of any restrictions imposed on such Shares, such Option shall not be awarded or such Shares shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  Notwithstanding any other provision of the Plan, this Award Agreement or any other agreements entered into pursuant to the Plan, the Company will not be required to issue any Shares under this Award Agreement or the Plan, and an Participant may not sell, assign, transfer or otherwise dispose of Shares issued pursuant to any Awards granted under the Plan, unless (a) there is in effect with respect to such Shares a registration statement under the Securities Act, and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.  The Committee may restrict the rights of Participant to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation.  The grant of an Option pursuant to this Award Agreement or the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

4. Method of Payment.  Payment of the exercise price is due in full upon exercise of all or any part of the Option.  Participant may elect to make payment of the exercise price in cash or by check or in any other manner permitted by the Stock Option Grant Notice, which may include one or more of the following:

(a) by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that have been owned by Participant for at least six months (or such other period as necessary to prevent an accounting charge), that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise; notwithstanding the foregoing, Participant may not exercise this Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock;

(b) by delivery of a stock power and instructions to a broker to sell a sufficient number of shares of Common Stock subject to the Option to pay such Exercise Price, in accordance with the provisions of Section 6.3 of the Plan; or

(c) if the Option is a Non-Qualified Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Common Stock will no longer be outstanding under the Option and will not be exercisable thereafter to the extent that (1) Shares are used to pay the exercise price pursuant to the “net exercise,” (2) Shares are delivered to Participant as a result of such exercise, and (3) Shares are withheld to satisfy tax withholding obligations.

5. Termination of Relationship.  In the event of termination of Participant’s director, employment or consulting relationship with the Company, Participant may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set out in the Stock Option Grant Notice.  To the extent that Participant was not entitled to exercise this Option at the date of such termination, or if Participant does not exercise this Option within the time specified herein, the Option shall terminate.

6. Disability of Participant.  Notwithstanding the provisions of Section 5 above, in the event of termination of Participant’s director, consulting or employment relationship as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code or any successor provision), Participant may, but only within twelve (12) months from the date of termination of director, employment or consulting relationship (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), exercise this Option to the extent Participant was entitled to exercise it at the date of such termination.  To the extent that Participant was not entitled to exercise the Option at the date of termination, or if Participant does not exercise such Option (which Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

7. Death of Participant.  In the event of the death of Participant during the term of this Option and, with respect to a consultant, during such consultant’s continuing consulting relationship with the Company or within 90 days of termination of consultant’s relationship with the Company and, with respect to an employee or director, during such employee’s employment or director’s director relationship with the Company or within 90 days of termination of such employee’s relationship with the Company, the Option may be exercised at any time within twelve (12) months following the date of termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that Participant was entitled to at the date of death.

8. Nontransferability of Option.  Except, in the event of the Participant’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan, unless approved by the Committee, this Option may not be transferred, pledged or assigned by the holder thereof, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, and the Company shall not be required to recognize any attempted assignment of such rights by any Participant.  During a Participant’s lifetime, an Option may be exercised only by him or her of by his or her guardian or legal representative.

9. Term of Option.  This Option may be exercised only within the term set out in the Stock Option Grant Notice and the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

10. Taxation Upon Exercise of Option.  Participant understands that, upon exercising a Non-Qualified Stock Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price.  If the Participant is an employee, the Company will be required to withhold from Participant’s compensation, or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.  Additionally, the Participant may at some point be required to satisfy tax withholding obligations with respect to the disqualifying disposition of an Incentive Stock Option. The Participant shall satisfy his or her tax withholding obligation arising upon the exercise of a Non-Qualified Stock Option or a disqualifying disposition by one or some combination of the following methods: (a) by cash payment, or (b) out of Participant’s current compensation, or (c) if permitted by the Committee, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Participant for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or greater than Participant’s marginal tax rate times the ordinary income recognized, or (d) if permitted by the Committee, in its discretion, and if the Option is designated as a Non-Qualified Stock Option by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

If the Participant is subject to Section 16 of the Securities Exchange Act (an “Insider”), any surrender of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”) and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

All elections by a Participant to have Shares withheld to satisfy tax-withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

(a) the election must be made on or prior to the applicable Tax Date;

(b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

(c) all elections shall be subject to the consent or disapproval of the Committee;

(d) if the Participant is an Insider, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

11. Tax Consequences.  Participant hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Participant tax liabilities.  Participant shall not make any claim against the Company, or any of its officers, directors, employees or affiliates related to tax liabilities arising from the Option or Participant’s other compensation.  In particular, Participant acknowledges that this Option is exempt from Section 409A of the Code only if the exercise price per share specified in the Stock Option Grant Notice is at least equal to the Fair Market Value per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option.  If at any time the Common Stock is not traded on an established securities market, the Fair Market Value will be determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company.  You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you shall not make any claim against the Company, or any of its officers, directors, employees or affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

12. Successors and Assigns.  The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Option shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Option shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

13. Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York excluding that body of law pertaining to conflicts of law.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

14. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit in the United States mail by certified mail, with postage and fees prepaid, or via electronic transmission, addressed to the other party at its address as such party may designate in writing from time to time to the other party.  Any notice given by the Company to Participant directed to Participant’s address on file with the Company shall be effective to bind Participant and any other person who shall have acquired rights under this Option.  Notices delivered to the Company in person or by mail shall be addressed as follows:

CorMedix Inc.
Attn:  Chief Financial Officer
745 Route 202-206, Suite 303
Bridgewater, New Jersey 08807

15. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means.  Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout Participant’s term of employment or service with the Company and thereafter until withdrawn in writing by Participant.

16. Data Privacy.  Participant consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Option for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant acknowledges that the Company holds certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of all options or any other entitlement to shares of stock awarded, cancelled, exercised, vested or unvested, for the purpose of implementing, administering and managing the Plan (the “Data”).  Participant acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan and that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant or the Company may elect to deposit any shares of stock acquired upon exercise of the Option.

17. Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18. 2013 Stock Incentive Plan.  Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan or this Option.

ATTACHMENT II

2013 Stock Incentive Plan

ATTACHMENT III

Notice of Exercise

CorMedix Inc.
745 Route 202-206, Suite 303

Bridgewater, New JERSEY 08807

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive☐	Non-Qualified☐

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$	$

Cash payment delivered herewith:	$	$

Value of ________ shares of CorMedix Inc. Common Stock delivered herewith1:	$	$

Value of ________ shares of CorMedix Inc. Common Stock through broker-dealer sale and remittance2:	$	$

Value of ________ shares of CorMedix Inc. Common Stock pursuant to net exercise3:	$	$

1Shares must be valued in accordance with the terms of the Option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests.  Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

2 Shares must meet the public trading requirements set forth in the Option.

3 CorMedix Inc. must have established net exercise procedures at the time of exercise in order to utilize this payment method.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2013 Stock Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this Option, and (iii) if this exercise relates to an Incentive Stock Option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of this Option or within one (1) year after such shares of Common Stock are issued upon exercise of this Option.

Very truly yours,

(Printed Name)

(Signature)

(Date of Exercise)